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                                                                   EXHIBIT 10.93


                        ASSUMPTION AND CONSENT AGREEMENT

         THIS ASSUMPTION AND CONSENT AGREEMENT (hereinafter the "Agreement") is entered into as of this 12th day of January, 1999, by and among TOLEDO PICKLING & STEEL SALES, INC., an Ohio corporation ("Current Debtor"), TPSS ACQUISITION CORPORATION, an Ohio corporation ("Assumptor"), NATIONAL BANK OF CANADA ("NBC"), FINOVA CAPITAL CORPORATION ("FINOVA"; and together with NBC the "Lenders"), and NATIONAL BANK OF CANADA, in its capacity as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

     A. Current Debtor, Lenders and Agent are parties to a certain Restated Loan and Security Agreement dated as of December 1, 1997 (which, as heretofore amended, modified or supplemented from time to time, is referred to herein as the "Credit Agreement" and, together with the other "Credit Documents" as therein defined, as heretofore amended, modified or supplemented from time to time, as the "Credit Documents"), under the terms of which Lenders agreed to make loans to Current Debtor on a revolving loan basis (copies of the Credit Documents are attached hereto as collective Exhibit A and incorporated herein by reference);

     B. The Obligations (as defined in the Credit Agreement) of Current Debtor to Lenders are evidenced by certain demand notes executed by Current Debtor and payable to each Lender (as heretofore amended, modified or supplemented from time to time, the "Credit Notes");

     C. Current Debtor and FINOVA are also parties to a certain Loan and Security Agreement dated as of December 1, 1997 (which, as heretofore amended, modified or supplemented from time to time, is referred to herein as the "Term Loan Agreement" and, together with the other "Loan Documents" as therein defined, as heretofore amended, modified or supplemented from time to time, as the "Term Loan Documents"), under the terms of which FINOVA agreed to make two term loans to Current Debtor;

     D. The Obligations (as defined in the Term Loan Agreement) of Current Debtor to FINOVA (the "Term Loan Obligations") are evidenced by certain demand notes executed by Current Debtor and payable to FINOVA;

     E. Pursuant to an Asset Purchase Agreement dated as of December 31, 1998, Assumptor is purchasing (subject to the liens and security interests securing the Obligations and the Term Loan Obligations) substantially all of the Current Debtor's assets for valuable consideration, part of said consideration being the assumption and agreement by Assumptor to pay the unpaid balance owing on the Credit Notes and to assume all of Current Debtor's Obligations, covenants and agreements under the Credit Documents by and subject to the terms of this Agreement;
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     F. Under the terms of the above-described Credit Documents and Term Loan
Documents, the Obligations of Current Debtor may be accelerated if Current Debtor sells or otherwise conveys its Property without the prior written consent of Lenders; and

     G. Subject to the terms and conditions of this Agreement, Lenders are willing to consent to the transfer (subject to the liens and security interests securing the Obligations and the Term Loan Obligations) of Current Debtor's Property to Assumptor and the assumption of the Obligations by Assumptor.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing and the provisions set forth in this Agreement, and the further consideration of the advantages to accrue to all parties hereto, Current Debtor, Assumptor, NBC, FINOVA and Agent hereby agree as follows:

     1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the same meanings as used in the Credit Documents.

     2. Amount of Revolving Loans. Current Debtor, Lenders and Assumptor agree that as of the date hereof, (i) the Revolving Loan Commitment is $9,000,000,
(ii) the unpaid amount owing to Lenders under the Credit Documents is $5,417,725.88 of principal, plus accrued but unpaid interest thereon, fees, costs, expenses and other amounts chargeable under the Credit Documents and
(iii) the Obligations are duly and validly existing and enforceable obligations of Current Debtor which are due and payable in accordance with the terms of the Credit Documents, and upon assumption by Assumptor pursuant hereto, are also duly and validly existing and enforceable obligations of Assumptor payable in accordance with the terms of the Credit Documents (as modified hereby) and are not subject to any defense, setoff, offset, recoupment, reduction or counterclaim of any kind or nature by or on behalf of Current Debtor or Assumptor.

     3. Assumption. Assumptor hereby (i) assumes and agrees to pay, as a primary obligor, on or before April 12, 1999 the principal balance due and becoming due under the Credit Notes, all interest and other Obligations due and becoming due thereunder; (ii) assumes and covenants to perform, as a primary obligor, all the terms and conditions of the Credit Notes and all other Credit Documents required to be performed by Current Debtor, as modified by this Agreement; and (iii) agrees to be legally bound for such performance, as a primary obligor, to the same extent as if Assumptor were the "Borrower" originally named in the Credit Notes and other Credit Documents and notwithstanding any failure of Current Debtor to perform any warranties, covenants or other obligations running from Current Debtor to Assumptor; provided, however, that Current Debtor shall remain fully liable for the Obligations and for the performance of the terms and conditions of the Credit Notes and the other Credit Documents, as modified by this Agreement, as a primary obligor, jointly and severally with Assumptor (provided, that solely Assumptor shall be entitled to borrow under the Credit Documents from and after the date hereof).

     4. Modifications of Terms of Credit Documents. Assumptor specifically acknowledges receipt of the Credit Documents and hereby assumes and covenants to comply with and perform all of the terms, provisions, covenants and requirements



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set forth in such Credit Documents (except those waived in writing by Lenders, if any), to the same extent as if Assumptor were originally named as "Borrower" in those Credit Documents, subject to the following:

     (a) Notwithstanding anything to the contrary in the Credit Documents, Assumptor and Current Debtor jointly and severally agree that the Obligations owed to Lenders under the Credit Notes shall be paid in full on or before April 12, 1999 (the "Termination Date") and that neither Lender shall have any obligation to extend any credit or make any advances to Assumptor under the Revolving Loan after the Termination Date.

     (b) Notwithstanding anything to the contrary in the Credit Documents or this Agreement, Assumptor and Current Debtor jointly and severally agree that in the event all of the Obligations owed to Lenders under the Credit Notes are not paid in full on or before the Termination Date, Assumptor and Current Debtor will be jointly and severally obligated to pay to Agent, for the benefit of the Lenders, a fee of $2,000 for each day after the Termination Date that any Obligations remain unpaid (the "Loan Continuation Fee") and, until paid, the entire amount of the Loan Continuation Fee shall be an additional Obligation under the Credit Agreement secured by the Collateral.

     (c) Notwithstanding anything to the contrary in the Credit Documents or this Agreement, Section 2.1(A) of the Credit Agreement is hereby deleted and replaced with the following:

          (A) Establishment of Revolving Loan. Subject to the provisions of this Agreement, and subject at all times to the right of the Required Lenders to demand repayment thereof and to the creation of reserves for accrued interest and otherwise as Agent deems necessary or appropriate from time to time after five (5) days notice to Borrower, each Lender severally agrees to make such loans to Borrower as the Required Lenders, from time to time, in their discretion, elect to make (collectively, the "Revolving Loans") consisting of advances made by such Lender against the value of Eligible Inventory and Eligible Accounts, provided, however, that (i) the aggregate unpaid principal of the Revolving Loans outstanding at any one time shall not at any time exceed the Revolving Loan Borrowing Base and (ii) the aggregate amount of a Lender's Revolving Loans outstanding at any one time shall not exceed such Lender's Revolving Loan Commitment.



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     (d)  Notwithstanding anything to the contrary in the Credit Documents or this Agreement, Section 2.1(B) of the Credit Agreement is hereby deleted and replaced with the following:

          (B) Changes in Revolving Loan Borrowing Base. As long as no Event of Default has occurred or is continuing and as long as there is no substantial decrease in the value of the Collateral (as reasonably determined by Agent), Agent may not decrease the Revolving Loan Borrowing Base. Notwithstanding the foregoing provision, Agent may decrease the Revolving Loan Borrowing Base immediately upon providing five days prior notice thereof to Borrower for the purpose of calculating the amounts which the Lenders may be willing to advance or to allow to remain outstanding as revolving credit advances if an Event of Default has occurred or is continuing or a substantial decrease in the value of the Collateral has occurred (as reasonably determined by the Agent).

     (e) Assumptor and Current Debtor jointly and severally acknowledge and agree that Current Debtor is currently in default under the Credit Documents, that the Default Rate (as defined in the Credit Agreement) is currently being charged on the outstanding balance under the Credit Notes and that such Default Rate will continue to be charged by Lenders on all Obligations owed under the Credit Documents from the date hereof until all Obligations under such Credit Notes are paid in full on April 12, 1999.

     (f) Notwithstanding anything to the contrary in the Credit Documents or this Agreement, it shall constitute an "Event of Default" under the Credit Agreement if Assumptor fails, within 30 days after the date of this Agreement, to have restructured Current Debtor's accounts payable in accordance with Exhibit C attached hereto and incorporated herein by reference.

     (g) Notwithstanding anything to the contrary in the Credit Documents or this Agreement, if Guarantor fails to contribute a second One Million Dollar equity contribution to Assumptor within 30 days after the date of this Agreement, Assumptor shall immediately pay to Agent for the benefit of Lenders an additional fee of $20,000.

     5. Agreements of Lenders. Subject to the terms and conditions of this Agreement, NBC and FINOVA each agree as follows:

     (a) Each Lender consents to the transfer (subject to the liens and security interests securing the Obligations and the Term Loan Obligations) of Current Debtor's Property to Assumptor and the assumption of the Obligations by Assumptor.



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     (b)  Each of the Lenders and Agent agree not to accelerate the Obligations or exercise available default-related remedies under the Credit Documents arising out of Current Debtor's Existing Defaults (as defined below) from the date hereof until the earlier of (i) the occurrence of an Event of Default other than the Existing Defaults or
          (ii) the Termination Date (the "Forbearance Period"); provided, however, that (i) such forbearance shall in no way be considered a waiver of any current or future Event of Default by Current Debtor or Assumptor under the Credit Agreement and (ii) such forbearance shall not affect, impair or diminish any rights Lenders or Agent may have under the Credit Documents as a result of any failure or breach by Current Debtor or Assumptor under the Credit Documents after the date hereof;

     (c) Each Lender expressly waives any Event of Default under Section 10.1(c) of the Credit Agreement as a result of noncompliance by Assumptor during the Forbearance Period with the financial covenants set forth in Sections 7.1(C), 7.1(I), 7.1(N) and 7.1(P) of the Credit Agreement; provided, however, that such waiver shall in no way be considered to extend beyond the Forbearance Period or in any way be deemed a waiver of any other provision, covenant or obligation under the Credit Documents as assumed by Assumptor under this Agreement.

     6. Security Interests. Assumptor acknowledges and reaffirms the Existing Security Interests (as defined in the Credit Agreement) and the liens and security interests granted pursuant to the Credit Agreement and agrees that (i) it is purchasing the Property of Current Debtor subject to the liens and security interests securing the Obligations and the Term Loan Obligations and
(ii) neither the execution of this Agreement nor any documents or instruments required to be delivered under this Agreement nor the transfer of the Property from Current Debtor to Assumptor shall be deemed to terminate or otherwise affect the Existing Security Interests, the liens and security interests granted pursuant to the Credit Agreement, the existing priority thereof or the rights of Lenders or Agent with respect thereto. In addition, to secure the prompt payment and performance of the Obligations, and in addition to any other Collateral securing the Obligations, Assumptor hereby grants to the Agent, in its capacity as agent for the benefit and account of each Lender, a security interest in and to all of the following Property of Assumptor, whether now owned or existing or hereafter acquired or arising and wheresoever located:

     (a)  Revolving Collateral. All Revolving Collateral.

     (b) Deposits; Accounts. Any and all deposits or other sums at any time credited by or due from the Agent or any Lender to Assumptor, whether in a Depository Account or other account, together with any and all instruments, documents, policies and certificates of insurance, securities, goods, Accounts, choses in action, general intangibles, chattel paper, cash or other Property, and the proceeds of each of the foregoing, to the extent owned by Assumptor or in which Assumptor has an interest and which now or hereafter are at any time in the possession or control of the Agent or any Lender or in transit by mail or carrier to or from the Agent or any Lender or in the possession of any Person acting on behalf of the Agent or any Lender, without regard to whether such party received the same in pledge, for safekeeping, as



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          agent for collection or transmission or otherwise or whether such party had conditionally released the same, and any and all balances, sums, proceeds and credits of Assumptor with, and any claims of Assumptor against, such party.

     (c) Fixed Collateral. All Fixed Collateral except for the "Equipment" (as defined in that certain Equipment Purchase Agreement between Assumptor and William Ciralsky and Nancy Ciralsky dated as of the date of this Agreement, a copy of which is attached hereto as Exhibit B and incorporated herein by reference).

     (d) Accessions, Products and Proceeds. All accessions to, substitutions for, and all replacements, products, and proceeds of the Property described in Subsections (a), (b) and (c) above including, without limitation, proceeds of insurance policies insuring such Property.

     (e) Books and Records. All books, records, and other property (including, without limitation, credit files, programs, printouts, and other materials and records) of Assumptor pertaining to any of the Property described in Subsections (a), (b), (c) or (d) above.

In furtherance thereof, Assumptor shall execute such financing statements and otherwise take such other action and execute such other documents or instruments as Agent may from time to time request to evidence Agent's continued security interest in the Collateral. Assumptor hereby authorizes Agent to execute and file any such instrument on Assumptor's behalf.

     7. Representations and Warranties. Assumptor and Current Debtor each represent, warrant and covenant that: (i) it (and its undersigned representative, if any) has full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on its part to be observed or performed; and (ii) the Credit Notes, the other Credit Documents and this Agreement constitute valid and binding obligations of Assumptor and Current Debtor. Current Debtor represents and warrants that, other than the Events of Default described on Schedule I hereto (the "Existing Defaults"), no Event of Default or event which, with the passage of time, could become an Event of Default, has occurred and is continuing. Assumptor, NBC and FINOVA represent and warrant that, to their knowledge, no Events of Default other than the Existing Defaults have occurred and are continuing; provided, however, that nothing set forth herein shall be deemed a waiver or forbearance by Agent from exercising its rights and remedies with respect to any Event of Default other than the Existing Defaults. All of the covenants, representations and warranties set forth in the Credit Documents are hereby restated, ratified and confirmed in all respects by Assumptor and Current Debtor as of the date hereof and are and shall remain in full force and effect without modification or amendment, except as otherwise provided in this Agreement.

     8. Conditions to Consent of Lenders and Agent. The consent of Lenders to the transfer (subject to the liens and security interests securing the Obligations and the Term Loan Obligations) of Current Debtor's Property to Assumptor and the assumption of the Obligations by Assumptor, and the other agreements of Lenders and Agent under this Agreement are conditioned upon



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satisfaction by Assumptor on the date this Agreement is executed, of each of the following conditions, all in form and substance satisfactory to Lenders and their counsel:

     (a) No legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the reasonable opinion of the Lenders would make it inadvisable to consummate the transactions contemplated by this Agreement.

     (b) Agent shall have received the following documents, each in form and substance satisfactory to Lenders and their counsel:

          (i)  Credit Notes duly executed by Assumptor;

          (ii) The Unlimited Guaranty "CCC Guaranty" of Consolidated Capital of North America, Inc. ("Guarantor") duly executed by an authorized officer of Guarantor;

         (iii) An Amended and Restated Limited Guaranty executed by Mr. William Ciralsky;

          (iv) The written opinion of counsel to Assumptor and Guarantor as to the transactions contemplated by the Asset Purchase Agreement, this Agreement and the CCC Guaranty;

          (v) Certified copies of Assumptor's casualty insurance policies evidencing the existence of the insurance coverage required pursuant to the Credit Agreement, together with loss payable endorsements thereto naming the Agent, in such capacity, as the loss payee or additional insured;

          (vi) A Certificate of the Secretary of Assumptor, dated as of a date satisfactory to the Agent, certifying (a) that attached thereto is a true and complete copy of the Articles of Incorporation and Code of Regulations of Assumptor, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of resolutions, in form satisfactory to the Lenders, adopted by the Board of Directors of Assumptor, authorizing the execution, delivery and performance of the Asset Purchase Agreement and this Agreement and the consummation of the transactions contemplated hereby, and (c) as to the incumbency and genuineness of the signature of each officer of Assumptor executing the Asset Purchase Agreement and this Agreement;



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         (vii) Good standing certificates of Assumptor and Guarantor issued by the Secretary of State of Assumptor's and Guarantor's respective state of incorporation;

        (viii) A Certificate of the Secretary of Guarantor, dated as of a date satisfactory to the Agent, certifying (a) that attached thereto is a true and complete copy of the Certificate of Incorporation and Bylaws of Guarantor, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of resolutions, in form satisfactory to the Lenders, adopted by the Board of Directors of Guarantor, authorizing the execution, delivery and performance of the CCC Guaranty and the consummation of the transactions contemplated hereby, and (c) as to the incumbency and genuineness of the signature of each officer of Guarantor executing the CCC Guaranty;

          (ix) UCC financing statements evidencing transfer of the Collateral from Current Debtor to Assumptor and the lien and security interest granted hereby, duly executed by Assumptor;

          (x) An Assumption and Consent Agreement duly executed by Current Debtor, Assumptor and FINOVA, pursuant to which Assumptor shall have assumed the Term Loan Obligations and the terms and conditions of the Term Loan Documents; and

          (xi) Such other agreements, instruments and documents which the Agent or Lenders may require to be executed in connection therewith.

     (c) Guarantor shall have made a One Million Dollar ($1,000,000) equity contribution to Assumptor, which will be paid directly to Agent to be applied to the outstanding balance of the Revolving Loan.

     (d) Assumptor shall have paid to Agent for the benefit of Lenders a fee in the amount of $10,000.

     9. Miscellaneous.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     (b) Counterparts. This Agreement may be executed and acknowledged in multiple counterparts for the convenience of the parties, which together shall constitute one agreement, and the counterpart signature pages may be detached from the various counterparts and attached to one copy of this Agreement to simplify the recordation of this Agreement.

     (c) Notices. Any notices which may be required under the Credit Documents to be sent to Current Debtor shall be sent to Assumptor at the following address:



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                    Mr. Richard Bailey
                    TPSS Acquisition Corporation
                    20000 S. Western Avenue
                    Torrance, California  90501

                    with a copy to:

                    Timothy J. Kincaid
                    Purcell & Scott
                    6035 Memorial Drive
                    Dublin, Ohio  43017

     (d) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to refer to the Credit Agreement as modified by this Agreement unless the context shall otherwise require.

     (e) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement; instead, it is the express intention of the parties hereto to reaffirm the Obligations created under the Credit Agreement which are evidenced by the Credit Notes and secured by the Collateral. The Credit Agreement, as amended hereby, and each of the other Credit Documents shall remain in full force and effect.

     (f) Costs, Expenses and Indemnity. Assumptor and Current Debtor affirm and acknowledge that Sections 13.2 and 13.12 of the Credit Agreement apply to this Agreement and the transactions and agreements and documents contemplated hereunder.

     (g) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto, being duly authorized and empowered, have executed and delivered this Agreement, intending to be legally bound as of the date above set forth.

NATIONAL BANK OF CANADA,                     CURRENT DEBTOR:
in its capacities as both the Agent
and as a Lender                              TOLEDO PICKLING & STEEL SALES, INC.


By:      /s/ Jack Jankovic                   By:      /s/ William Ciralsky
     -------------------------------              ------------------------------
Its:     Vice President                      Its:     President
     -------------------------------              ------------------------------


FINOVA CAPITAL CORPORATION                   ASSUMPTOR:

                                             TPSS ACQUISITION CORPORATION


By:      /s/ Bruce Mettel                    By:      /s/ Richard D. Bailey
     -------------------------------              ------------------------------
Its:     Authorized Signer                   Its:     President
     -------------------------------              ------------------------------



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